Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into between P3 Health Group Management, LLC (“OpCo”), P3 Health Partners Inc., a Delaware corporation (“TopCo” and, together with OpCo, the “Company”), and Sherif Abdou, M.D. (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company desires to employ the Executive as the Founder and Chief Executive Officer of the Company;

WHEREAS, the Company and the Executive desire to enter into this Agreement as to the terms of the Executive’s employment with the Company; and

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             POSITION AND DUTIES.

(a)          The Executive shall serve as the Founder and Chief Executive Officer of TopCo. Executive shall report to the Chairman and Board of Directors of TopCo (the “Board of Directors”) and shall, subject to the control of the Board of Directors, be responsible for the general supervision, direction and control of the business and officers of the Company and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation as may be prescribed by the Board of Directors from time to time. For so long as the Executive serves as Chief Executive Officer of TopCo, at the expiration of each of the Executive’s then-current term on the Board of Directors, TopCo shall nominate the Executive for re-election as a member of the Board of Directors.

(b)          The Executive shall devote substantially all of the Executive’s working time and efforts to the business and affairs of the Company.

2.             EVERGREEN EMPLOYMENT TERM. The Company agrees to employ the Executive, and the Executive agrees to be employed, as of January 1, 2022. The initial term of this Agreement shall commence on January 1, 2022 and end on January 1, 2025 (the “Initial Term”). This Agreement shall automatically renew for successive one (1)-year terms (each, a “Renewal Term”) beginning on January 1, 2025. Either the Company or the Executive may elect to terminate this Agreement at any time during the Initial Term or any Renewal Term by giving the other party prior written notice. In the case of an Executive initiated notice, the notice period shall be 90 days and the Company shall have the option of reducing the notice period to 60 days. In the case of a Company initiated notice, the notice period shall be 90 days and the Executive shall have the option of reducing the notice period to 60 days. The Executive’s employment hereunder may also be terminated during the Initial Term or any Renewal Term in accordance with Section 7 of this Agreement. The period of time between January 1, 2022 and the termination of the Executive’s employment hereunder shall be referred to herein as the “Employment Term.”

3.             BASE SALARY. The Company agrees to pay the Executive an annual base salary (“Base Salary”) of $800,000, payable in accordance with the regular payroll practices of the Company. The Compensation and Governance Committee of the Board of Directors (the “Compensation and Governance Committee”) shall review the Base Salary annually.

4.             ANNUAL BONUS. The Executive shall be eligible to receive an annual incentive bonus (“Bonus”) targeted at 100% of the Executive’s Base Salary (the “Target Bonus”) based upon performance goals which shall be determined by the Compensation and Governance Committee annually and approved by the Board of Directors. For the 2022 calendar year, the performance goals have been communicated to Executive separately. The performance goals for each year shall be determined no later than March 31 of the applicable year, commencing in 2023. Any Annual Bonus earned for a calendar year shall be paid, subject to the Executive’s continued employment through December 31 of such calendar year, no later than March 15 in the immediately following calendar year at the same time bonuses are paid by the Company to its employees generally.

5.             Intentionally Omitted.

6.             EMPLOYEE BENEFITS.

(a)           During the Employment Term, the Executive shall be entitled to participate in any employee benefit plan that the Company adopts.

(b)          As part of Executive’s benefit compensation under this Agreement, Company shall, following consultation with Executive, obtain, pay for and maintain during the Employment Term short-term and long-term disability insurance coverage on Executive at a level commensurate with Executive’s position and compensation (the “Disability Insurance Policies”).

7.             TERMINATION. The Executive’s employment shall be subject to termination in the event of any of the following:

(a)           DISABILITY. Upon thirty (30) days’ prior written notice by the Company or the Executive to the other party of termination due to Disability. For purposes of this Agreement, “Disability” shall mean the Executive’s inability to perform the essential functions and duties of the Executive’s position with the Company for an aggregate of one hundred twenty (120) days in any twelve (12)-month period as a result of any physical or mental impairment, as determined by an independent physician in accordance with the terms of the Disability Insurance Policies.

(b)           DEATH. Automatically upon the date of death of the Executive.

(c)           CAUSE BY COMPANY. The Company shall have the right, upon thirty (30) days written notice given to Executive, to terminate Executive’s employment relationship for Cause by Company. For purposes of this Agreement, “Cause by Company” shall mean: (i) Executive stole from, defrauded or embezzled from the Company or the Executive’s indictment for, or plea of guilty or nolo contendere to, any felony or any other crime involving dishonesty; or (ii) the Executive’s willful and material violation of the Company’s policies related to discrimination, harassment, ethics, corporate governance, insider trading, Regulation FD and other SEC compliance and related party transactions.  In the event of termination for Cause by Company with respect to subsection (ii) of this Section 7(c), the Company shall have provided Executive written notice with reasonable detail of the violation and, if the violation is curable, a thirty (30) days opportunity to cure.

(d)          TERMINATION FOR CAUSE BY EXECUTIVE. Executive shall have the right, upon thirty (30) days written notice given to the Company, to terminate Executive’s employment relationship for Cause by Executive. For purposes of this Agreement, “Cause by Executive” shall mean any of the following: (i) a reduction in Executive’s Base Salary without the Executive’s consent, other than a reduction of not more than five (5%) percent of the Base Salary in effect from time to time in connection with pro rata reductions made to the Company’s senior management team; (ii) a material adverse change in the Executive’s duties or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated) without Executive’s consent, including the Company’s failure to cause Executive to be nominated to stand for election to the Board in accordance with Section 1(a) hereof; or (iii) relocation of the Executive’s principal place of employment outside the Las Vegas, Nevada metropolitan area without the Executive’s consent; provided, in each case of (i), (ii) and (iii), that in order for there to be Cause by Executive, the Executive must notify the Company in writing within 30 days of the initial occurrence of the circumstances giving rise to Cause by Executive and the Company must have failed to cure such circumstances within such 30 days following the date of such notice (and the termination of employment occurs within 30 days following the expiration of such cure period).

(e)          TERMINATION WITHOUT CAUSE BY EXECUTIVE OR COMPANY. As is set forth in Section 2 above, the Company or the Executive may elect to terminate this Agreement for no cause by giving the other party prior written notice of their desire to terminate the Agreement. In either case whether by Company or Executive, the notice period shall be 90 days and the other party shall have the option of reducing the notice period to 60 days.

(f)           CERTAIN DEFINITIONS.

(i)             “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

(ii)            “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(iii)           “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended.

8.            CONSEQUENCES OF TERMINATION. Upon the termination of the Executive’s employment with the Company for any reason, the Executive shall, unless otherwise determined by the Board of Directors, immediately resign from the Board of Directors and from all other officer, director or other positions the Executive holds with the Company or any of its Affiliates. Termination of the Executive shall result in the following.

(a)           DEATH. In the event that the Executive’s employment and the Employment Term ends on account of the Executive’s death, the Executive or the Executive’s estate, as the case may be, shall be entitled to the following:

(i)            any unpaid Base Salary and accrued benefits through the date of termination including a pro-rated portion of the Target Bonus for the year in which death occurs up to the date of death, payable within 30 days following the date of termination; and

(ii)           reimbursement for any unreimbursed business expenses incurred through the date of termination.

(b)           DISABILITY. In the event that the Executive’s employment and/or the Employment Term ends on account of the Executive’s Disability, the Company shall pay or provide the Executive with any accrued benefits through the date of termination within 30 days following the date of termination.

(c)          TERMINATION FOR CAUSE BY COMPANY OR WITHOUT CAUSE BY EXECUTIVE. If the Executive’s employment is terminated and the Employment Term ends (i) for Cause by the Company, or (ii) without Cause by the Executive, the Company shall pay to the Executive, within 30 days following the date of termination, any accrued benefits through the date of termination following the applicable notice period. In addition, if the Executive’s employment is terminated and the Employment Term ends without Cause by Executive, the Company shall pay to the Executive an aggregate amount equal to one-and-one-half (1.5) times the sum of (A) the Executive’s Base Salary and (B) the Target Bonus, such amount to be payable in equal installments over the eighteen (18)-month period following the date of termination (payable in accordance with the Company’s normal pay-roll cycle).

(d)          TERMINATION WITHOUT CAUSE BY COMPANY OR TERMINATION FOR CAUSE BY EXECUTIVE.

(i)            If the Executive’s employment is terminated and the Employment Term ends without Cause by the Company or by the Executive for Cause, then the Executive shall be entitled to:

(1)           all accrued benefits through the date of termination, payable within 30 days following the date of termination; and

(2)           the payment by the Company of an aggregate amount equal to one-and-one-half (1.5) times the sum of (A) the Executive’s Base Salary and (B) the Target Bonus, such amount to be payable in equal installments over the eighteen (18)-month period following the date of termination (payable in accordance with the Company’s normal pay-roll cycle) (the “Cash Severance”) (for clarity, the Target Bonus shall be calculated without regard to actual performance for the year of termination); and

(3)           if and to the extent the Executive is eligible for and timely elects continuation coverage under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), a reimbursement of a portion of the premiums for such coverage for eighteen (18) months or until the Executive becomes eligible for health insurance through a new employment, such portion to be equal to the amount of premiums the Company would have paid for the Executive’s active employee health coverage had the Executive remained an active employee during such time, such amount to be payable monthly in substantially equal installments during the eighteen (18) month period following termination.

(ii)            Release Requirement. The amounts payable and benefits provided pursuant to this Section 8(d) other than accrued benefits through the date of termination (the “Severance Benefits”) are conditioned upon and subject to the Executive’s execution of a general release of claims and covenant not to sue substantially in a form attached hereto as Exhibit A (the “Separation Agreement”), within twenty-one (21) days (or forty-five (45) days, if required to comply with applicable law) following the termination date and the Executive not revoking the Separation Agreement within the seven (7)-day period following the execution date. In addition, the Company shall, within two business days following the date on which the Separation Agreement becomes effective, execute a general release of claims substantially in the form attached hereto as Exhibit B. If the Executive timely executes and does not revoke the Separation Agreement, the Cash Severance and if applicable COBRA portions of the Severance Benefits shall begin to be paid within ten (10) days after the revocation period applicable to the Separation Agreement expires, with the first payment to include any unpaid installments from the termination date; provided, that with respect to any payments subject to Section 409A (as defined below), if the period during which the Separation Agreement may be executed and/or revoked could cross calendar years, the first payment shall not be made until the later calendar year if necessary to comply with Section 409A. If the Executive does not timely sign the Separation Agreement or revokes the Separation Agreement, the Executive shall forfeit any and all rights to the Severance Benefits.

9.            RESTRICTIVE COVENANTS.

(a)           CONFIDENTIALITY. During the course of the Executive’s employment with the Company the Executive will learn and develop confidential information on behalf of the Company. The Executive agrees that the Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive’s assigned duties and for the benefit of the Company, either during the period of the Executive’s employment or at any time thereafter, any confidential business or technical information, trade secrets, or other nonpublic, proprietary or confidential information, knowledge or data relating to the Company, or received from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for its intended and authorized purposes.

(b)           NONCOMPETITION. The Executive acknowledges that (i) the Executive performs services of a unique nature for the Company that are irreplaceable, and that the Executive’s performance of such services to a competing business will result in irreparable harm to the Company, (ii) the Executive has had and will continue to have access to trade secrets and other confidential information of the Company, which, if disclosed, would unfairly and inappropriately assist in competition against the Company, (iii) in the course of the Executive’s employment by a competitor, the Executive would inevitably use or disclose such trade secrets and confidential information, and (iv) the Company has substantial relationships with their customers, strategic partners, the health insurance providers with whom they enter into agreements, patients and patient referral sources and the Executive has had and may continue to have access to these customers and referral sources. Accordingly, during the Executive’s employment hereunder and for a period of eighteen (18) months thereafter, and except as set forth in this Section 9(b), the Executive shall not either solely or in connection with or through others directly or indirectly, engage in the business of developing, marketing, operating, managing and/or selling, services in the Medicare Advantage primary care global risk business anywhere in the United States, including the District of Columbia. In addition, for a period of eighteen (18) months after termination of employment, the Executive shall not either solely or in connection with or through others directly or indirectly, engage in the business of developing, marketing, operating, managing and/or selling, services in Medicare Direct Contracting Entities or in the Medicaid global risk primary care business undertaken by the Company during the term of this Agreement only in the counties in the  United States where the Company is operating, provided the Company has been in such business for 18 months, and  such business comprises 20% or more of the revenue of the Company at the time of termination. The foregoing activities in this Section 9(b) shall be referred to as the “Competitive Business”. Notwithstanding the foregoing, (i) after July 1, 2023 the Executive may hold a seat on a governing board with health care systems, so long as the health care system is not in the Competitive Business and (ii) the Executive may own, finance, or invest in a Competitive Business as the passive holder of not more than 5% of the outstanding stock of a publicly-held or non-publicly held company. During the twelve (12) month following the termination of the Executive’s employment with the Company the Executive agrees to work in good faith to support the Company’s efforts to complete any transaction for the Company that was subject to active business development activity by the Company during the nine (9) months prior to termination of Executive’s employment, provided that the Company and Executive shall mutually agree to a reasonable consulting agreement providing for compensation for such services at the hourly equivalent of the Base Salary as of the time of termination of employment.

(c)           NONSOLICITATION; NONINTERFERENCE. During the Executive’s employment with the Company and for a period of twenty-four (24) months thereafter, the Executive agrees that the Executive shall not, except in the furtherance of the Executive’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity (A) solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering with the relationship between the Company and any of its payors, joint venturers, licensors or contractors with whom the Company has a contract relating to its at-risk Medicare Advantage business.

(d)           NO DISPARAGEMENT. Neither the Company nor the Executive shall, in any manner, directly or indirectly, make any oral or written statement to any person that disparages or places any of the other party or its affiliates, or any of their respective members or advisors or any member of the Board of Directors in a false or negative light; provided, however, that a party shall not be required to make any untruthful statement or to violate any law. For purposes of this Section 9(d), the Company’s covenants shall apply to the Company’s executive officers and members of the Board of Directors.

(e)           REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 9 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties hereto that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(f)            SURVIVAL OF PROVISIONS. The obligations contained in Section 9 hereof shall survive the termination or expiration of the Employment Term and the Executive’s employment with the Company and shall be fully enforceable thereafter. Executive may request an amendment to the provisions of Section 9 in the future which the Board of Directors may approve or decline in its sole discretion. Notwithstanding the foregoing, the Board of Directors shall be under no obligation to amend this Agreement.

(g)           COMPANY. For purposes of Section 7(c), Section 9 and Section 10 of this Agreement, “Company” shall include direct and indirect subsidiaries of P3 Health Partners Inc.

(h)           EXCEPTIONS. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit the Company or the Executive (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), (1) the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the Executive acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement is intended to or shall preclude the Company or the Executive from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If the Executive is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, the Executive shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony.

10.          EQUITABLE RELIEF AND OTHER REMEDIES. The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 9 hereof would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security.

11.          NO ASSIGNMENTS. This Agreement may not be assigned, including by change of control, merger, acquisition, or any business combination, by any party without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld.

12.          NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s last known address on the records of the Company.

With a Copy to

Nutile Law

7395 S. Pecos Road, Ste 103

Las Vegas, NV 89120

Attn: Maria Nutile, Esq.

If to the Company:

P3 Health Partners Inc.
c/o Mark Thierer, Chairman
2370 Corporate Cir. #300

Henderson, NV 89074

With a Copy to

P3 Health Partners Inc.
Attn: Chief Legal Officer
2370 Corporate Cir. #300

Henderson, NV 89074

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.          SEVERABILITY. The provisions of this Agreement shall be deemed severable and invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.          LEGAL COUNSEL; MUTUAL DRAFTING. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against the Company or the Executive on the basis of that party being the drafter of such language.

15.          GOVERNING LAW; JURISDICTION; NO TRIAL BY JURY. This Agreement, the rights and obligations of the parties hereto, any claims or disputes relating thereto, or any proceeding relating to the Executive’s employment by the Company or any affiliate, or for the recognition and enforcement of any judgment in respect thereof, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of law provisions. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR THE EXECUTIVE’S OR THE COMPANY’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT. ANY DISPUTE PERMITTED TO BE BROUGHT IN COURT SHALL BE HEARD IN THE STATE OR FEDERAL COURTS SITTING IN LAS VEGAS, NEVADA AND THE PARTIES AGREE TO JURISDICTION AND VENUE THEREIN.

16.          ARBITRATION. Any dispute, controversy, or claim arising out of relating to this Agreement, or Executive’s employment with the Company, shall be resolved by binding arbitration before a single arbitrator in accordance with the then-current Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (which are available at https://www.adr.org/sites/default/files/EmploymentRules_Web_2.pdf), however, that any party may seek injunctive relief to protect his or its rights hereunder in court.

17.          MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

18.           SECTION 409A.

(a)           General. It is the intention of both the Company and the Executive that the benefits and rights to which the Executive could be entitled pursuant to this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, he or it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Executive and on the Company).

(b)           Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Executive’s employment shall be made unless and until the Executive incurs a “separation from service” within the meaning of Section 409A.

(c)           6 Month Delay for Specified Employees. If the Executive is a “specified employee” (as determined by the Company in accordance with Section 409A), then no payment or benefit that is payable on account of the Executive’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is the later of six months after the Executive’s “separation from service” (or, if earlier, the date of the Executive’s death) and the 18-month anniversary of the date hereof, if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(d)           Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(e)           Taxable Reimbursements and In-Kind Benefits. Any reimbursements by the Company to the Executive of any eligible expenses under this Agreement that are not excludable from the Executive’s income for Federal income tax purposes (the “Taxable Reimbursements”) shall be made by no later than the last day of the taxable year of the Executive following the year in which the expense was incurred. The amount of any Taxable Reimbursements, and the value of any in-kind benefits to be provided to the Executive, during any taxable year of the Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive. The right to Taxable Reimbursement, or in-kind benefits, shall not be subject to liquidation or exchange for another benefit.

(f)            No Guaranty of 409A Compliance. Notwithstanding anything to the contrary, the Company does not make any representation to the Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and neither the Company nor any Related Entity shall have any liability or other obligation to indemnify or hold harmless the Executive or any beneficiary of the Executive for any tax, additional tax, interest or penalties that the Executive or any beneficiary of the Executive may incur in the event that any provision of this Agreement or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

19.          SURVIVAL OF PROVISIONS. The obligations contained in Sections 7 through 19 of this Agreement shall survive the termination or expiration of the Employment Term and the Executive’s employment with the Company.

20.          ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive, on the one hand, and the Company or any Affiliate of the Company or any predecessor of any of the foregoing, on the other hand, with respect to such subject matter, and supersedes that certain Employment Agreement, dated as of April 20, 2017, by and between P3 Health Group Holdings, LLC and the Executive (which shall no longer have any effect). In addition, the parties hereto acknowledge and agree that the P3 Health Group, LLC Amended and Restated Limited Liability Company Agreement has no force or effect with respect to this Agreement. This Agreement may not be modified in any way unless by a written instrument signed by both an authorized officer of the Company (other than the Executive) and the Executive.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the 16th day of May, 2022.

“OPCO”

By:	/s/ Jessica Puathasnanon

Jessica Puathasnanon
Title: Authorized Officer

“TOPCO”

By:	/s/ Mark Thierer

Name: Mark Thierer
Title: Chairman of the Board

“EXECUTIVE”

/s/ Sherif Abdou, M.D.

Sherif Abdou, M.D.

EXHIBIT A

FORM OF SEPARATION AGREEMENT

1.             Release. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of P3 Health Group Management, LLC (“OpCo”), P3 Health Partners Inc. (“TopCo” and, together with OpCo, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964; the Age Discrimination In Employment Act (“ADEA”); the Americans With Disabilities Act; the Older Workers’ Benefit Protection Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; and any federal, state or local laws of similar effect.

2.             Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 8(d) of that certain Executive Employment Agreement between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and TopCo (including with respect to the payments and benefits provided in exchange for this Release) or as a holder of any securities of TopCo, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (v) to any Claims which cannot be waived by an employee under applicable law or (vi) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.             Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

4.             Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim (other than Unreleased Claims) which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5.             No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the ADEA.

6.             No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7.             OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)	the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)	the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

(iii)	the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)	the Company advises the undersigned to consult with an attorney prior to executing this Release;

(v)	the undersigned has been given at least [21][1] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and

(vi)	the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [11:59 p.m. Pacific time] on the seventh day after this Release is executed by the undersigned.

1 NTD: Use 45 days in a group termination, and include information regarding terminated positions.

8.             Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

9.             Governing Law. This Release is deemed made and entered into in the State of Delaware, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Delaware, to the extent not preempted by federal law.

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IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Sherif Abdou

EXHIBIT B

COMPANY RELEASE

1.             Release. In exchange for the consideration set forth in that Executive Employment Agreement by and among P3 Health Group Management, LLC (“OpCo”), P3 Health Partners Inc. (“TopCo” and, together with OpCo, the “Company”) and Sherif Abdou (the “Executive”), the receipt and adequacy of which is hereby acknowledged, the Company does hereby release and forever discharge the “Releasees” hereunder, consisting of the Executive and his heirs and assigns, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the Company or any it subsidiaries now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

2.             Claims Not Release. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any Claims which the Company or its affiliates may have relating to or arising out of (i) the Executive’s fraud or breach of fiduciary duty, or (ii) any acts or omissions by the Executive that are not covered by the Company’s director and officer insurance coverage or not properly the subject of defense or indemnity by the Company (the “Unreleased Claims”).

3.             Representations. The Company represents and warrants that there has been no assignment or other transfer of any interest in any Claim (other than Unreleased Claims) which it may have against Releasees, or any of them, and the Company agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Company under this indemnity.

4.             No Action. The Company agrees that if it hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the Company agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all reasonable attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

5.             No Admission. The Company further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the Company.

6.             Acknowledgement. The Company acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the Company with respect to the matters released in this Release, and the Company agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

7.             Governing Law. This Release is deemed made and entered into in the State of Delaware, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Delaware, to the extent not preempted by federal law.

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IN WITNESS WHEREOF, the Company has executed this Release as of this ___ day of ________, 20__.

“OPCO”

By:

Name:

Title:

“TOPCO”

By:

Name:

Title: